Lyft Autonomous APRIL 26, 2021 Sale of Level 5 Self-driving Division to Woven Planet Holdings, Inc.

1 2 Transaction Overview The Autonomous Transition 2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Lyft's future financial or operating performance. In some cases, you can identify forward looking statements because they contain words such as "may," "will," "should," "expects," "plans," "anticipates,” “going to,” "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Lyft's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this presentation and the accompanying oral presentation include, but are not limited to, statements regarding: Lyft’s transaction with Woven Planet Holdings, Inc., a subsidiary of Toyota Motor Corporation (“Woven Planet”), including the expected benefits of the transaction to Lyft and the conditions and time to closing, the impact of the transaction on Lyft's financial performance, including non-GAAP operating expenses, Adjusted EBITDA, cash flows and future licensing payments, and stock-based compensation charges related to acceleration of equity awards; Lyft Autonomous and Lyft’s network strategy as a platform for autonomous vehicles; as well as the benefits to be provided by such strategy; Lyft’s goals regarding electric vehicles and Lyft’s markets and competitive advantages; and Lyft’s future financial and operating performance and assumptions related thereto, in particular it’s expectations regarding Adjusted EBITDA profitability, future revenues, cost reductions, expense run rate, and expectations the impact of the COVID-19 pandemic and related public health measures on our business. Lyft’s expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks related to the proposed transaction with Woven Planet and Lyft’s autonomous vehicle strategy, the autonomous vehicle industry and technology as a whole, the effect of the COVID-19 pandemic and related impact on Lyft’s business, Lyft’s future profitability and timing for achievement of profitability, Lyft’s cost reductions, cost savings and expected expenses for 2021 and the expected impact of these cost reductions on Lyft’s business and future financial performance, and trends in Lyft’s business, in particular recovery in rides, the sufficiency of Lyft’s unrestricted cash, cash equivalents, and short-term investments, as well as risks associated with the outcome of litigation, including a decision issued on October 22, 2020 by the California Court of Appeal affirming a motion for preliminary injunction in an action by the People of the State of California. The forward-looking statements contained in this presentation are also subject to other risks and uncertainties, including those more fully described in Lyft's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020. The forward-looking statements in this presentation are based on information available to Lyft as of the date hereof, and Lyft disclaims any obligation to update any forward looking statements, except as required by law. In addition to financial information presented in accordance with U.S. generally accepted accounting principles (“GAAP”), this presentation and the accompanying oral presentation include certain non-GAAP financial measures, including Adjusted EBITDA, and non-GAAP operating expenses. These non-GAAP measures are presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP. These non-GAAP measures have limitations as analytical tools, and they should not be considered in isolation or as a substitute for analysis of other GAAP financial measures. A reconciliation of historical measures to the most directly comparable GAAP measures is included on our website. This presentation and the accompanying oral presentation also contain statistical data, estimates and forecasts that are based on independent industry publications or other publicly available information, as well as other information based on our internal sources. This information involves many assumptions and limitations, and you are cautioned not to give undue weight to such information. We have not independently verified the accuracy or completeness of the information contained in the industry publications and other publicly available information. Accordingly, we make no representations as to the accuracy or completeness of that information nor do we undertake to update such information after the date of this presentation. 3

● $100M in annualized non-GAAP net operating cost savings for Lyft ● Revenue related to commercial agreements ● Lyft expects to achieve Adjusted EBITDA profitability in Q3 20211 ● Approved by Lyft and Woven Planet Board of Directors ● Subject to regulatory approvals and customary and other closing conditions ● Expected to close in Q3 2021 ● $550 million total cash ● $200 million of upfront cash subject to closing adjustments ● $350 million in additional cash payments over five years 1 Assuming the transaction closes within the expected timeframe and the COVID recovery continues, we expect that we can achieve Adjusted EBITDA profitability in the 3rd quarter of 2021. While we expect the transaction to close in the third quarter, we are unable to precisely estimate the date of regulatory approvals and fulfillment of other closing conditions. To provide investors with a representative savings datapoint for the third quarter and beyond, as long as the transaction closes in the third quarter, our non-GAAP results for Q3 will exclude any potential one-time gains or losses on the transaction, related transaction expenses and the expenses of the division being transferred for the full quarter. Note: At closing, Lyft will be accelerating a portion of the unvested equity held by current employees of Level 5 that will be joining Woven Planet. Consideration Financial Impact Timing & Approvals Transaction Overview LYFT AUTONOMOUS 4

The Autonomous Transition 5

The best way to commercialize AVs is through an existing transportation network. THE POWER OF LYFT’S NETWORK 6

Demand Supply Marketplace Platform Fleet Management 7 We’ve worked hard to make it look easy THE POWER OF LYFT’S NETWORK

THE POWER OF LYFT'S NETWORK

What's in a transportation network

Demand	Tens of Millions of Riders						
Supply	Drivers		AVs		Bikes & Scooters	Transit	Rentals
Marketplace	Pricing	Dispatch	Supply & Demand Forecasting	Loyalty & Incentives	Shared Rides	Enterprise	Delivery
Platform	Mapping	Real-Time Traffic	Payment	Identity	Risk	Customer Support	Data & Machine Learning
Fleet Management	Vehicle Service Centers	Field Operations	Predictive Fleet Analytics	EV Charging	Financing	Fleet Acquisition & Remarketing	AV Fleet Platform

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Technology-enabled fleet management and operations deliver the lowest cost per mile Winning AV THE POWER OF LYFT’S NETWORK Hybrid Network Marketplace Engine Fleet Management Combination of human drivers and autonomous vehicles unlocks the highest utilization and always available rides Real-time demand prediction, vehicle positioning, routing, and pricing drive the highest revenue per mile 9

Lyft’s hybrid network of human drivers and AVs matches supply to demand dynamically in order to maximize market balance and utilization. This ensures AVs earn the highest revenue per vehicle and riders always have a ride. Hybrid Network An AV-only network is almost always under- or over-supplied, leading to high costs and low utilization — or riders not having rides at critical times. AVs Only Always available rides HYBRID NETWORK 10

Weekday Late Morning Demand Weekend Night Demand Address variable demand HYBRID NETWORK Demand can vary by as much as 10X over the course of a week, and variability is even greater with seasonality and holidays. 11A snapshot of demand in May 2019.

All data are for the 3 years ending Jan 2020 except for pricing, which is based on experiments in 30 markets over 10 weeks ending Feb 2019. MARKETPLACE ENGINE Maximize revenue ETAs Accurate ETAs power smarter decisions across the marketplace – from dispatch to routing to pricing (35% improvement in ETA accuracy) Dispatch Efficient dispatch and matching optimizes millions of data points to pair the best vehicle and rider (50% increase in utilization in a major market) Pricing Dynamic pricing incorporates real-time price elasticity, which can increase total ride volume by more than 25% in long-term experiments Routing Our proprietary routing engine leads to better matches for shared rides, which have helped to deliver nearly a 35% increase in our match rate Marketplace Engine Our marketplace improves over time and creates a virtuous cycle: We deploy vehicles at maximum efficiency, meaning better service for riders and the highest revenue per mile.

MARKETPLACE ENGINE Maximize revenue 2x improvement 13Chart shows Lyft quarterly revenue divided by quarterly rides completed using our platform, across all modes of transportation we offer that directly contribute to our revenue.

Fleet figure includes owned and third-party vehicles. Minimize cost FLEET MANAGEMENT To maximize economic returns for each vehicle, you need tech-enabled fleet management to drive more uptime and lower operating costs. We’re the only network in North America with these capabilities: 1 We operate a fleet today: We’ve started with over 10,000 vehicles through our Flexdrive and Express Drive programs 2 We service and maintain vehicles: Our service centers are positioned for high-volume maintenance, charging, and cleaning Lyft AV Fleet Manager: Vehicle Analytics View Lyft AV Fleet Manager: Real-Time View 14

Rider figure represents 2020 annual active riders. Driver figure represents 2020 annual active drivers. Total rides represents cumulative rides on the Lyft platform. Together we win the AV Transition PARTNERS DEPLOY ON THE LYFT NETWORK Over 2.5 billion rides with tens of millions of riders and a million drivers make Lyft the best way to commercialize autonomous vehicles. Hybrid Network Maximize utilization Marketplace Engine Maximize revenue Fleet Management Minimize cost 15

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